                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                     FRANKLIN CREDIT MANAGEMENT CORPORATION



            The undersigned, FRANKLIN CREDIT MANAGEMENT CORPORATION (the "Corporation"), a corporation existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is FRANKLIN CREDIT MANAGEMENT CORPORATION.

2. The original Certificate of Incorporation of the Corporation (previously named "Miramar Resources, Inc.") was filed with the Secretary of State of the State of Delaware on February 24, 1988.

3. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1994.


4. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 6, 1996.


5. The amendment and restatement of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.


6. The text of the Certificate of Incorporation is amended and restated in full to read as follows:
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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                     FRANKLIN CREDIT MANAGEMENT CORPORATION


            Pursuant to ss. 245 of the Delaware General Corporation Law, the Certificate of Incorporation of Franklin Credit Management Corporation as originally filed on the 24th day of February, 1988, as amended and restated on the 30th day of December, 1994 and as amended and restated on the 6th day of December, 1996, shall be amended and restated to read in its entirety as follows:

            This Restated Certificate of Incorporation of Franklin Credit Management Corporation has been adopted pursuant to the provisions of ss. 245 of the Delaware General Corporation Law and approved by the stockholders of the Company.

                                   ARTICLE I.

            The name of the Corporation shall be Franklin Credit Management Corporation.

                                   ARTICLE II.

            The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III.

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV.

            A. The aggregate number of shares which the Corporation shall have authority to issue is twenty five million (25,000,000), consisting of twenty two million (22,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock") and three million (3,000,000) shares of undesignated Preferred Stock, par value $.001 per share (the "Preferred Shares").

            B. Authority is hereby expressly granted to the Board of Directors (or a committee thereof designated by the Board of Directors pursuant to the Corporation's By-Laws, as from time to time amended, to issue the Preferred Shares from time to time as preferred shares of any series and to declare and pay dividends thereon in accordance with the terms thereof and, in connection with the creation of each such series, to fix by the resolution or resolutions providing for the issue of shares thereof, the number of share of such series, and the designations, powers, preferences, and rights (including voting rights), and the qualifications, limitations, and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

                                   ARTICLE V.

            The Board of Directors shall have the power to adopt, amend or repeal the Corporation's By-Laws.

                                   ARTICLE VI.
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            A. All persons whom the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall include, without limitation, indemnification for and as incurred, reasonable attorneys' fees and expenses incurred in connection with investigating, preparing or defending any claims, or, if not a party, of responding as a custodian of documents or in any manner related thereto. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other by-law or charter provision, vote of stockholders or directors, or otherwise. No repeal or amendment of this Article VI shall adversely affect any rights of any person pursuant to this Article VI which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

            B. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VI.B shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                  ARTICLE VII.

            The number of directors of the Corporation shall be fixed from time to time by its By-Laws and may be increased or decreased as therein provided, but the number thereof shall in no event be less than three nor more than nine. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, it not being required that each class have the same number of members if such is mathematically impossible, with the term of office of one class expiring each year. At the Corporation's first annual meeting of stockholders, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Thereafter, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting after such election. In the event of any increase in the number of directors of the Corporation, the additional directors shall be so classified that all classes of directors shall be increased equally as nearly as may be possible. In the event of any decrease in the number of directors of the Corporation, all classes of directors shall be decreased equally as nearly as possible.

                                  ARTICLE VIII.

            A.    Except as otherwise provided in clause B of this Article VIII:

                  i. any merger or consolidation of the Corporation with or into any corporation;

                  ii. any sale, lease, exchange or other disposition of all or any substantial part of the assets of the Corporation to or with any other corporation, person or other entity;
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                  iii.  the issuance or transfer of any securities of the
                        Corporation to any other corporation, person or other entity in exchange for assets or securities or a combination thereof (except assets or securities or a combination thereof so acquired in a single transaction or a series of related transactions having an aggregate fair market value of less than $250,000); or

                  iv. the issuance or transfer of any securities of the Corporation to any other corporation, person or other entity for cash;

shall require the affirmative vote of the holders of at least a majority of the outstanding shares of voting capital stock of the Corporation which are not beneficially owned by such other corporation, person or other entity if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purposes of this Article VIII as one class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange.

            B. The provisions of this Article VIII shall not apply to any transaction described in subclauses (i), (ii), (iii), or (iv) of clause A of this Article VIII, (i) with another corporation if a majority, by vote, of the outstanding shares of all classes of capital stock of such other corporation entitled to vote generally in the election of directors, considered for this purpose as one class, is owned of record or beneficially by this Corporation and/or its subsidiaries; (ii) with another corporation, person or other entity if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or other entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person or other entity became the beneficial owner, directly or indirectly, of 10% or more the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; or
(iii) approved by resolution adopted by the affirmative vote of at least three-fourths of the members of the whole Board of Directors of the Corporation at any time prior to the consummation thereof.

            C. For the purposes of this Article VIII, a corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or other entity with which it is or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation or which is its "affiliate" or "associate" as those terms were defined in Rule 12b-2 of the general rules and regulations under the Securities Exchange Act of 1934 as in effect on December 1, 1987. For the purposes of this
Article VIII, the outstanding shares of any class of capital stock of the Corporation shall include shares deemed owned through the application of subclauses (i) and (ii) of this clause C but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

            D. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article VIII, on the basis of information then known to it, whether (i) any other corporation, person or other entity beneficially owns, directly or indirectly, 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, or in an "affiliate" or an "associate" (as defined above) of another, (ii) any proposed sale, lease, exchange or other disposition of part of the assets of the Corporation involves a substantial part of the assets of the Corporation, (iii) assets or securities, or a combination thereof, to be acquired in exchange for securities of the Corporation, have an aggregate fair market value of less than $250,000 and whether the same are proposed to be acquired in a single transaction or a series of related transactions, and (iv) the memorandum of understanding referred to above is substantially consistent with the transaction to which it relates. Any such determination by the Board shall be conclusive and binding for all purposes of this Article VIII.

            E. The Board of Directors of the Corporation, when evaluating any offer of another party to (i) purchase or exchange any securities or property for any outstanding equity securities of the Corporation, (ii) merge or consolidate the Corporation with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration not only to the price or other consideration being offered but also to all other relevant factors, including without limitation the financial and managerial resources and future prospects of the corporation and its subsidiaries and on the customers, employees, and other constituents of the corporation and its subsidiaries; and the possible effects on the communities and the public interest which the Corporation and its subsidiaries serve.

            IN TESTIMONY WHEREOF, witness the signatures of Frank B. Evans, Jr., Vice President and Chief Financial Officer, and John Devine, Secretary this 8th day of October, 1997.

                                   FRANKLIN CREDIT MANAGEMENT
                                     CORPORATION


                                   By:/s/ Frank B. Evans
                                      ---------------------
                                      Frank B. Evans, Jr.
                                      Vice President and
                                      Chief Financial Officer


                                   Attest:


                                   By:/s/ John Devine
                                      ------------------
                                      John Devine, Secretary